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                                                                    EXHIBIT 32.1

                               CERTIFICATE OF THE
                           CHIEF EXECUTIVE OFFICER OF
                          INDEPENDENT BANK CORPORATION

      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.
1350):

      I, Michael M. Magee, Jr., Chief Executive Officer of Independent Bank Corporation, certify, to the best of my knowledge and belief, pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:

      (1) The quarterly report on Form 10-Q for the quarterly period ended June 30, 2005, which this statement accompanies, fully complies with requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and;

(2) The information contained in this quarterly report on Form 10-Q for the quarterly period ended June 30, 2005, fairly presents, in all material respects, the financial condition and results of operations of Independent Bank Corporation.

                                         INDEPENDENT BANK CORPORATION

Date: August 5, 2005                       /s/ Michael M. Magee,
                                          -----------------------------
                                               Michael M. Magee, Jr.
                                               Chief Executive Officer

The signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Independent Bank Corporation and will be retained by Independent Bank Corporation and furnished to the Securities and Exchange Commission or its staff upon request.